SUB-ITEM 77C







Results of annual meeting of shareholders

The Annual Meeting of Shareholders of Western Asset High Yield Defined Opportunity Fund Inc. was held on December 14, 2015 for the purpose of considering and voting upon the election of Directors. The following table provides information concerning the matter voted upon at the Meeting:

Carol L. Colman
No. Shares
Affirmative
17,597,173.000
Withhold
 1,566 ,233 .000


Daniel P. Cronin

Affirmative
17,636,024.000
Withhold
  1,527,382.000


Paolo M. Cucchi

Affirmative
17,608,998.000
Withhold
  1,554,408.000


Jane E. Trust*

Affirmative
17,567,040.000
Withhold
  1,596,366.000


Robert D. Agdern

Affirmative
17,634,260 .000
Withhold
   1,529,146.000




At February 29, 2016, in addition to Robert D. Agdern, Carol L. Colman, Daniel P. Cronin, Paolo M. Cucchi and Jane E. Trust, the other
Directorsof the Fund were as follows:


Leslie H. Gelb
William R. Hutchinson
Eileen A. Kamerick
Riordan Roett

* Effective August 1, 2015, Ms. Trust became a Director.